Colonial Insured Municipal Trust (Fund)

77L Changes in accounting principals and practices

The Fund has proposed to revoke its ss.171(c) election under the Internal Revenue Code, thus changing its accounting method for premium amortization.

As required, effective December 1, 2001, the Colonial Insured Municipal Trust has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing and accreting all premiums and discounts on debt securities as required for adherence to generally accepted accounting principles. The financial statements and notes to financial statements have been adjusted accordingly for the Fund, which were materially impacted by this change.

770 Transactions effected pursuant to Rule 10f-3

On January 28,2002, Colonial Insured Municipal Trust (Fund) purchased 200,000 par value of bonds of Puerto Rico Highway and Transportation Authority (Securities) for a total purchase price of $214,682 from Bear Stearns & Co., Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

      The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Goldman, Sachs & Co.; Salomon Smith Barney Inc.; Bear, Stearns & Co., Inc.; Merrill Lynch & Co.; UBS PaineWebber, Inc.; Morgan Stanley & Co.; Lehman Brothers;
First Union National Bank; ABN Amro Financial Services, Inc.; Banc of America Securities LLC


770 Transactions effected pursuant to Rule 10f-3 cont'd

On January 28,2002, Colonial Insured Municipal Trust (Fund) purchased 200,000 par value of bonds of Puerto Rico Highway and Transportation Authority (Securities) for a total purchase price of $214,682 from Bank America pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

      The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Goldman, Sachs & Co.; Salomon Smith Barney Inc.; Bear, Stearns & Co., Inc.; Merrill Lynch & Co.; UBS PaineWebber, Inc.; Morgan Stanley & Co.; Lehman Brothers;
First Union National Bank; ABN Amro Financial Services, Inc.; Banc of America Securities LLC

770 Transactions effected pursuant to Rule 10f-3 cont'd

On January 28,2002, Colonial Insured Municipal Trust (Fund) purchased 200,000 par value of bonds of Puerto Rico Highway and Transportation Authority (Securities) for a total purchase price of $214,682 from Merrill Lynch, Pierce, Fenner & Co. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

      The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Goldman, Sachs & Co.; Salomon Smith Barney Inc.; Bear, Stearns & Co., Inc.; Merrill Lynch & Co.; UBS PaineWebber, Inc.; Morgan Stanley & Co.; Lehman Brothers;
First Union National Bank; ABN Amro Financial Services, Inc.; Banc of America Securities LLC

770 Transactions effected pursuant to Rule 10f-3 cont'd

On January 28,2002, Colonial Insured Municipal Trust (Fund) purchased 200,000 par value of bonds of Puerto Rico Highway and Transportation Authority (Securities) for a total purchase price of $214,682 from Paine Webber Inc. pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

       The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Goldman, Sachs & Co.; Salomon Smith Barney Inc.; Bear, Stearns & Co., Inc.; Merrill Lynch & Co.; UBS PaineWebber, Inc.; Morgan Stanley & Co.; Lehman Brothers;
First Union National Bank; ABN Amro Financial Services, Inc.; Banc of America Securities LLC

770 Transactions effected pursuant to Rule 10f-3 cont'd

On January 28,2002, Colonial Insured Municipal Trust (Fund) purchased 200,000 par value of bonds of Puerto Rico Highway and Transportation Authority (Securities) for a total purchase price of $214,682 from Lehman Brothers pursuant to a public offering in which Quick & Reilly, Inc. acted as a participating underwriter. Quick & Reilly, Inc. may be considered to be an affiliate of the Fund.

       The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates (Advisor), believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Quick & Reilly, Inc., the following is a list of members of the underwriting syndicate for the afore mentioned Securities: Goldman, Sachs & Co.; Salomon Smith Barney Inc.; Bear, Stearns & Co., Inc.; Merrill Lynch & Co.; UBS PaineWebber, Inc.; Morgan Stanley & Co.; Lehman Brothers;
First Union National Bank; ABN Amro Financial Services, Inc.; Banc of America Securities LLC